Exhibit 10.2

Execution Version

Termination Letter Agreement

May 2, 2023

Allurion Technologies, Inc.

11 Huron Drive

Natick, MA 01760

Re:	Termination of Side Letters

Ladies and Gentlemen:

Reference is made to (a) that certain Convertible Note Purchase Agreement, dated as of February 15, 2023 (as amended or restated, the “Convertible Note Purchase Agreement”), by and among Allurion Technologies, Inc., a Delaware corporation (the “Company”), the undersigned holders of the Convertible Notes (as defined below) (the “Holders”), and the other investors listed in Exhibit A thereto, (b) those certain Convertible Unsecured Promissory Notes, dated as of February 23, 2023 (as amended or restated, the “Convertible Notes”), issued by the Company to the Holders, and (c) those certain side letters, each dated as of February 23, 2023, attached hereto as Exhibit A-1, Exhibit A-2 and Exhibit A-3 (the “Side Letters”), by and between Company and the applicable Holders. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Convertible Note Purchase Agreement.

Whereas, the Company desires to terminate the Side Letters;

Whereas, the Company desires to prepay, in one or more transactions, all or a portion of the outstanding principal amount, plus accrued interest, under the Convertible Unsecured Promissory Note (the “Hunter Note”) held by Hunter Ventures Limited (“Hunter”), including by way of (i) a $2,000,000 payment in cash by the Company to Hunter on the date hereof (the “Prepayment”) and (ii) immediately prior to the consummation of the proposed deSPAC Transaction between the Company and Compute Health Acquisition Corp., a Delaware corporation (the “SPAC”), an additional payment of at least $6,000,000, up to the outstanding principal amount, plus accrued interest, under the Hunter Note as of such time (such additional repayment pursuant to this clause (ii), the “Additional Payment” and such amount, together with the amount of the Prepayment, the “Repayment Amount”) (the repayment contemplated by clauses (i) and (ii), the “Repayment”) by way of (a) payment in cash by the Company and/or (b) the sale and transfer of all or any portion of the Hunter Note, equivalent in value to the portion of the Additional Payment to be repaid pursuant to this clause (ii)(b), to any person or persons designated in writing by the Company; and

Whereas, the Requisite Majority (as defined in the Convertible Notes) has consented in writing to the Repayment and the other transactions contemplated by this letter agreement (this “Agreement”) in accordance with Section 3 of the Convertible Notes.

In consideration for good and valuable consideration, the undersigned parties hereby agree as follows:

1. Termination of the Side Letters. In reliance on the representations and warranties set forth in Section 4 of this Agreement, the Company and the Holders agree that, effective as of the date hereof, the Side Letters attached hereto as Exhibit A-1, Exhibit A-2 and Exhibit A-3 are hereby terminated and of no further force and effect and that each of the parties thereto are hereby released from any and all obligations thereunder, without any further action required by any person.

2. Waiver of Proportionate Repayment Obligations. In reliance on the representations and warranties set forth in Section 4 of this Agreement, the Company and the Holders agree that, as they may relate to the Repayment, each of the provisions and obligations described in Section 3 of the Convertible Notes relating to application of payments are hereby waived and of no further force and effect, without any further action required by any person.

3. Waiver of Most Favored Nations Obligation.

(a) Reference is hereby made to that certain letter agreement, dated February 9, 2023 (as amended or restated from time to time, “PIPE Side Letter”), entered into by and among the SPAC, Allurion Technologies Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Pubco”), Compute Health LLC, a Delaware limited liability company and wholly-owned subsidiary of the SPAC, the Company and the Holders, which was entered into in consideration for, inter alia, the investment by the Holders in Pubco pursuant to those certain Subscription Agreements, dated February 9, 2023, by and among the SPAC, Pubco and each of the Holders. Reference is further made to that certain Backstop Agreement, dated as of the date hereof (the “Backstop Agreement”), by and among the persons set forth on Schedule I thereto.

(b) In reliance on the representations and warranties set forth in Section 4 of this Agreement, the Holders hereby agree to waive the Most Favored Nations obligation contained in Section 1 of the PIPE Side Letter limited solely to the extent that such Most Favored Nations obligation relates to the issuance of the New Notes (as defined in the Backstop Agreement) on substantially the same terms and conditions as those set forth in the Convertible Note Purchase Agreement for the purpose of funding the Repayment.

(c) The waiver set forth in Section 3(b) of this Agreement shall be effective only in this specific instance for the specific purpose set forth herein and shall not constitute a modification or alteration of any provision, term, condition or covenant of the PIPE Side Letter or a waiver, release or limitation upon the exercise by any of the Holders of any of its rights, legal or equitable, hereunder or under the PIPE Side Letter, except solely to the extent and solely for the purposes described in this Section 3. Except to the extent that Section 1 of the PIPE Side Letter is hereby expressly waived, all terms and conditions of the PIPE Side letter shall remain unchanged and continue in full force and effect.

4. Representation of the Company. The Company represents and warrants to each of the Holders that, as of the date hereof, the Requisite Majority (as defined in the Convertible Notes) has consented in writing to the Repayment and the other transactions contemplated by this Agreement.

5. Successors and Assigns. This Agreement shall be binding upon each of the parties and their respective agents, affiliates, related parties, successors and assigns.

6. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties hereto and supersedes and preempts any prior and/or contemporaneous understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

7. Counterparts. This Agreement may be executed in two (2) or more counterparts, including by facsimile or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8. Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions will nevertheless remain effective and enforceable to the greatest extent permitted by law.

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If the foregoing correctly sets forth our understanding of the subject matter hereof, please so indicate by executing this Agreement in the space provided below.

Very truly yours,

ALLURION TECHNOLOGIES, INC.

By:	/s/ Shantanu Gaur
	Name:	Shantanu Gaur
	Title:	Chief Executive Officer

[Signature Page to Termination Letter Agreement]

Agreed and accepted on

the date first above written:

HOLDER: RTW MASTER FUND, LTD.

By:	/s/ Roderick Wong
	Name:	Roderick Wong, M.D.
	Title:	Director

HOLDER: RTW INNOVATION MASTER FUND, LTD.

By:	/s/ Roderick Wong
	Name:	Roderick Wong, M.D.
	Title:	Director

HOLDER: RTW VENTURE FUND LIMITED

By: RTW Investments, LP, its Investment Manager

By:	/s/ Roderick Wong
	Name:	Roderick Wong, M.D.
	Title:	Managing Partner

[Signature Page to Termination Letter Agreement]